Exhibit 99.1

NEWS RELEASE Contact: Joanna Clark Phone Number: 617-969-9192 Email: globalscape@corporateink.com

GLOBALSCAPE® LISTED AS MANAGED FILE TRANSFER "CHAMPION"
BY INFO-TECH RESEARCH GROUP

Independent Review Names Globalscape® an Authority in File Transfer for Second Consecutive Year

SAN ANTONIO, TX – September 12, 2013– GlobalSCAPE, Inc. (NYSE MKT: GSB), a developer of secure information exchange solutions, has been listed as a "Champion" in Info-Tech Research Group’s Vendor Landscape for managed file transfer (MFT).

The report highlights Globalscape’s innovations around product security, the availability of multiple deployment options, and the company’s historical footprint in the secure file transfer market. This is the second consecutive year that Globalscape has been named a Champion—the highest-ranking category.

“Globalscape’s highly customizable solution can be configured to meet varying organizational needs and requirements.  In particular, government and security-orientated organizations will find this solution’s security features appealing,” said Stewart Bond, senior consulting analyst for Info-Tech Research Group.

According to the report, “FTP is no longer seen as a viable option to manage file transfer securely in and outside of the enterprise.  MFT has filled that role and is seeing rapid adoption as compliance standards extend their reach.”

Globalscape’s flagship MFT solution, Enhanced File Transfer (EFT), received an exemplary rating for product functionality.

“The Info-Tech MFT Vendor Landscape report emphasizes the strength, usability, and advanced functionality of Globalscape’s secure file transfer solutions,” said Craig Robinson, president and CEO of Globalscape. “The research further validates our ability to bring immediate value to our customers, allowing them to operate securely, efficiently, and in compliance with industry regulations.”

Info-Tech Research Group Vendor Landscape reports recognize outstanding vendors in the technology marketplace. Assessing vendors by the strength of their offering and their strategy for the enterprise, Info-Tech Research Group Vendor Landscapes pay tribute to the contribution of exceptional vendors in a particular category.

The report evaluated 11 enterprises and their MFT solutions, and ranked them in one of four categories: Champion, Innovator, Market Pillar, and Emerging Player. Solutions in the highest-ranking Champion category received high scores for most product and vendor evaluation criteria, offer excellent value, and are considered trend setters in the industry.

For more information on Globalscape, please visit www.globalscape.com.

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT Server, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

About Info-Tech Research Group
With a paid membership of over 30,000 members worldwide, Info-Tech Research Group (www.infotech.com) is the global leader in providing tactical, practical Information Technology research and analysis. Info-Tech Research Group has a fourteen-year history of delivering quality research and is North America's fastest growing full-service IT analyst firm.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2012 calendar year, filed with the Securities and Exchange Commission on March 28, 2013.